Exhibit 99.2
A Logical Market Extension November 9, 2007

Forward Looking Statements Certain statements in this presentation, including, without limitation, statements as to the impact of the merger, statements as to F.N.B.'s, Omega's, or their respective management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, a significant increase in competitive pressures among financial institutions; changes in the interest rate environment that may reduce interest margins; changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; less favorable than expected general or local economic or political conditions; legislative or regulatory changes that may adversely affect the businesses in which F.N.B. or Omega is engaged; technological issues which may adversely affect F.N.B.'s or Omega's financial operations or customers; changes in the securities markets and other risks detailed from time to time in F.N.B.'s and Omega's filings with the SEC can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. F.N.B. and Omega may not be able to complete the proposed merger on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of their respective shareholders, regulatory approvals or to satisfy other customary closing conditions. F.N.B. and Omega disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. ADDITIONAL INFORMATION ABOUT THE MERGER F.N.B. Corporation and Omega Financial Corporation will file a joint proxy statement/prospectus and other relevant documents with the SEC in connection with the merger. The joint proxy statement/prospectus will be mailed to the shareholders of F.N.B. and Omega. SHAREHOLDERS OF F.N.B. AND OMEGA ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by F.N.B. with the SEC, may be obtained free of charge at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Omega by contacting Daniel Warfel, CFO, Omega Financial Corporation, 366 Walker Drive, P.O. Box 298, State College, PA 16804-0298, telephone: (814) 231-5778. F.N.B. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants' ownership of F.N.B. common stock is set forth in the F.N.B.'s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available. Omega and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants' ownership of Omega common stock is set forth in the Omega's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

Compelling Transaction Rationale

Leadership Position in Core Markets Seven of their top ten markets have a top 5 market share rank 78% of deposits with top 5 market share ranks State College MSA amongst fastest growing markets in PA #1 Rank with 18% market share in attractive State College MSA Key Highlights Pennsylvania Geographic Footprint Omega Deposit Market Share by MSA Source: SNL Financial as of June 30, 2007 Percent of Deposits by Share

Attractive Market Characteristics and Business Mix Represents growth for 2007-2012, per SNL Financial End of period balances per June 30, 2007, Company 10Q Filing Projected Household Growth (%) 1 Projected Household Income Growth (%) 1 Omega Financial Corporation - A Commercial Loan Focus 2 Omega Financial Corporation - Strong Core Deposit Funding 2

Transaction Summary

Fair and Balanced Transaction Pricing

Financial Assumptions Assumes transaction close of early second quarter of 2008 30% cost savings1 phased-in 75% in 2008, 100% in 2009 and thereafter Potential revenue enhancements not incorporated in financial models Core deposit intangible equal to 3.00% of Omega's core deposit base, amortized sum- of-the-years digits over 10 years $40 million restructuring charge, pre-tax Note: 1 Based on Omega's cash non-interest expense base

Financial Impact to FNB

Financial Impact-Capital & Credit Quality Ratios Note: 1 As of the quarter ended September 30, 2007 2 As of transaction close in early second quarter 2008

Conclusions-Creating Franchise Value Leverages the strengths of two complementary franchises Familiarity with Omega's core markets Experienced management teams FNB management has successfully integrated 7 acquisitions over past 4 years Omega senior management team committed to new opportunity Low Risk Transaction Fair and balanced transaction pricing Strong cultural fit Meaningful expense efficiencies and opportunity for revenue enhancement Financially compelling Immediately accretive to tangible common equity ratio Accretive to cash EPS in first full year Enhanced capital position

F.N.B. CORPORATION CONFERENCE CALL

ANNOUNCES DEFINITIVE MERGER AGREEMENT WITH OMEGA

FINANCIAL CORPORATION

November 9, 2007
MODERATOR — Stephen J. Gurgovits, President and CEO, F.N.B. Corporation
Operator — Welcome to the F.N.B. Corporation Conference Call.
It is now my pleasure to turn the call over to Bartley Parker of Investor Relations.
PARKER:
     Thank you.
     Certain statements in this presentation, including, without limitation, statements as to the impact of the merger, statements as to F.N.B.’s, Omega’s, or their respective management’s beliefs, expectations or opinions, and all other statements in this presentation, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, a significant increase in competitive pressures among financial institutions; changes in

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the interest rate environment that may reduce interest margins; changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; less favorable than expected general or local economic or political conditions; legislative or regulatory changes that may adversely affect the businesses in which F.N.B. or Omega is engaged; technological issues which may adversely affect F.N.B.’s or Omega’s financial operations or customers; changes in the securities markets and other risks detailed from time to time in F.N.B.’s and Omega’s filings with the SEC can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. F.N.B. and Omega may not be able to complete the proposed merger on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of their respective shareholders, regulatory approvals or to satisfy other customary closing conditions. F.N.B. and Omega disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
     F.N.B. Corporation and Omega Financial Corporation will file a joint proxy statement/prospectus and other relevant documents with the SEC in connection with the merger. The joint proxy statement/prospectus will be mailed to the shareholders of F.N.B. and Omega. SHAREHOLDERS OF F.N.B. AND OMEGA ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

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     The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by F.N.B. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Omega by contacting Daniel Warfel, CFO, Omega Financial Corporation, 366 Walker Drive, P.O. Box 298, State College, PA 16804-0298, telephone: (814) 231-5778.
     F.N.B. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of F.N.B. common stock is set forth in the F.N.B.’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available.
     Omega and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Omega common stock is set forth in the Omega’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the

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joint proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.
     It is now my pleasure to turn the call over to Mr. Stephen Gurgovits, President and CEO. Steve?
GURGOVITS:
     Thank you, Bartley. Good morning everyone and welcome to FNB’s conference call to discuss our merger with Omega Financial Corporation. A copy of the presentation we will be referencing this morning is available on our Web site in the Investor and Analyst Presentations section of www.fnbcorporation.com. With me today is Brian Lilly, our Chief Financial Officer.
     This morning, FNB Corporation and Omega Financial Corporation jointly announced the signing of a definitive agreement and plan of merger. The transaction is valued at approximately $393 million. Omega Financial Corporation is the holding company for Omega Bank, one of the largest independent community banks headquartered in central Pennsylvania, with roots in the state dating back to the early 1900s. I’d like to spend a moment discussing our rationale for this transaction and some of the key terms. I will then turn the call over to Brian who will address the potential impact on our financial results. After which, we would be happy to take any questions from analysts and investors.

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     There are four key reasons we are excited to announce this transaction. First, the addition of Omega’s franchise moves us into several attractive areas in the central part of Pennsylvania, in which we currently have no presence and fills in our existing network. The fill-in of our footprint will allow us to provide a larger service area for our customers throughout the state. The move into a faster growing market in the central part of Pennsylvania is also consistent with our stated expansion strategy. Second, Omega has a complementary business mix that emphasizes diversifying their revenue stream. Their fee businesses are solid revenue streams that fit naturally with our core banking activities and help us achieve our own revenue diversification goals. Third, regarding the low integration risk, key management personnel from Omega will be employed to assist in the integration and our experience successfully integrating past acquisitions will serve us well. Fourth, we view the terms of the transaction as financially compelling, as we are upholding our strict criteria of having acquisitions be accretive to cash earnings per share in the first full year after closing and not dilutive to capital. The acquisition is not only two percent accretive to our cash EPS in 2009 and immediately accretive to our tangible book value per share by five percent, but also nicely above our cost of capital from an Internal Rate of Return (IRR) standpoint. As with any in-market transaction, we believe that there are a reasonable amount of cost savings to be realized. We have conservatively not projected any revenue synergies in our modeling, but believe that there will be these opportunities stemming from having employees of both companies possessing a larger product set to sell and cross-sell and a bigger balance sheet.
     For those of you not familiar with Omega, we provide some additional detail. We believe Omega’s 64 retail branches fit nicely in between the Pittsburgh and Harrisburg

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regions of our existing footprint. The management team of Omega has ably penetrated its markets with a very strong share in seven of its top-ten markets.
     You can see that Omega’s markets are demographically attractive, providing us better growth opportunities.
     Their loan mix is also very complementary. I would point out that we view Omega’s loan portfolio as poised for solid growth in the coming years, as they have prudently run-off balances of certain loan categories acquired from a prior acquisition. For example, they have de-emphasized indirect auto lending and have now begun to sell their residential mortgage production into the secondary market. Omega has no direct exposure to the sub-prime lending markets in either its loan portfolio or through its mortgage loan joint-venture, Omega Financial Mortgage Solutions. Overall, we have spent a good deal of time reviewing Omega’s loans and are comfortable with its exposures.
     Omega also has a very attractive funding mix with non-interest demand deposits and overall total deposits of 16 percent and 90 percent, respectively, of its total funding. Omega’s low-cost core deposits total 94 percent of its total deposits.
     Regarding the deal terms, consideration will be structured as a 100 percent stock, tax free exchange for Omega’s shareholders. The FNB board will be expanded with the addition of three directors from Omega. Donita Koval, Omega’s current President and CEO has agreed to join FNB and will become CEO of our new Omega region.
     At this point, let me turn the presentation over to Brian who will provide some additional details on the financial impact of the transaction. Brian?

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LILLY:
     Thank you Steve and good morning everyone.
     We have included the key modeling assumptions in the materials on our Web site so I won’t repeat those in detail now. But, I do want to touch on a few points. Namely: transaction pricing, the expected earnings per share accretion/dilution and capital impacts and, lastly, credit quality.
     As Steve mentioned, the financial profile of this transaction is compelling. Starting with the pricing metrics, we note that the earnings multiples are fair for Omega’s shareholders and attractive relative to the median levels for comparable transactions. The 16.1 times our 2008 estimate of Omega’s earnings is enhanced to an even more attractive 11.1 times after factoring in the 30 percent cost savings on a fully-phased in basis. The Internal Rate of Return of nearly 15 percent is well-above our cost of capital.
     As many of you know, during our due diligence process we build a financial model from the ground up based on what we believe to be the go forward opportunities. We believe that we have a very realistic view of the earnings contribution from the Omega franchise. In many ways this is an opportune time for this partnership. The Omega team has worked their way through a challenging merger over the past few years and has positioned the Company in good markets with a strong balance sheet and an attractive business mix. In simple financial terms, our go forward earnings view, before cost savings and transaction accounting, is similar to the I/B/E/S consensus with approximately 7 percent earnings growth. I should note for you that we did enhance the 2008 earnings estimate over the current Omega street estimates by approximately six

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cents for a change in the Pennsylvania Share tax laws. This change reduces the capital stock tax expense beginning in 2008 and forward.
     We are very pleased with the strong accretion to cash earnings per share. With regard to the GAAP EPS impacts, it is important to consider the EPS accretion/dilution coupled with the strategic benefits to our capital position. Let me explain.
     First, Omega is unique, as they maintain an exceptionally strong capital position, as evidenced by a tangible equity ratio in excess of 10 percent. Next, given the current operating environment for banking and the benefits of additional strategic flexibility, we concluded that additional capital was attractive. To put this in context, were we to raise approximately $50 million in equity capital, we calculate the dilution from the additional capital to be over 2.5 percent on earnings.
     Now, in the materials, you will see that the 2008 GAAP EPS dilution of 2.7 percent is almost entirely driven by the benefit of increasing the tangible equity ratio over 70 basis points to almost 5 and one-half percent at closing. Further, the 2010 GAAP EPS accretion increases to approximately 3% if we had not decided to take advantage of Omega’s strong capital position for the benefit of the combined shareholder base.
     Said another way, if this was a capital neutral transaction structure to FNB, the GAAP accretion would have turned positive within the first year with 2009 being in excess of 2 percent accretive and 2010 in excess of 3 percent.
     Clearly, we are pleased with the expected earnings accretion from the merger. And we view the enhancements to our capital position, with the ability to earn back the

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earnings dilution from the additional capital over a short period of time, as an additional unique benefit to this merger.
     Lastly, let me touch on the credit quality metrics of the combined company. From a high-level perspective, the credit metrics will be mixed relative to our historically strong standards. Starting out, non-performing loans of the combined company will be higher. The primary factor contributing to this increase is one large non-accruing commercial credit that Omega has been working through.
     In terms of the overall credit quality, we have conducted our loan due diligence and believe that we have appropriately modeled the impacts. As with past acquisitions, we will work with Omega’s management to compliment their efforts in dealing with a few problem credits.
     In summary, we believe that we have built our operating plans on realistic and attainable assumptions. As an additional benefit, we have enhanced the capital position of the combined company. Clearly, this adds up to an attractive return for our shareholders.
     Steve, that concludes my remarks.
GURGOVITS: Thanks Brian.
     Let me summarize a few key points. We believe this transaction creates strong value for shareholders by combining two complementary organizations. The transaction risk is low given our familiarity with Omega, its markets and our plan of integration. I would also like to point out that we’ve integrated four banks and several non-bank

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acquisitions since 2004. In each and every case, cultures blended very well, cost takeouts were achieved and data systems were integrated successfully. We view this announcement as having several positive financial benefits and creating long-term value for both of our shareholders.
     That concludes our formal remarks for this call. I will now ask the operator to poll the audience for questions.
QUESTIONS ??
GURGOVITS: Thank you again for joining us today.
     Telephone Replays of this call will be available through November 23, 2007, by calling (888) 203-1112 and entering confirmation number 8460824. As usual, the transcript of today’s call will be posted to the investor relations section of our Web site, www.fnbcorporation.com.

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